February 27, 2007

HCFP/Brenner Securities LLC
888 Seventh Avenue - 17th Floor
New York NY 10106

Re: Stoneleigh Partners Acquisition Corp.

Gentlemen:

This letter will confirm the agreement of each of the undersigned (a “Purchaser and, collectively, the “Purchasers”) to purchase Series B units (“Units”) of Stoneleigh Partners Acquisition Corp. (“Company”) upon the terms and conditions set forth herein. This letter is intended to constitute a "written plan for trading securities" within the meaning of Rule l0b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Notwithstanding anything to the contrary contained herein, no purchase may take place if such purchase would violate any United States Federal securities law.

Each Purchaser agrees that this letter agreement (which may be evidenced by original or facsimile counterpart signatures hereto) constitutes an irrevocable order for HCFP/Brenner Securities LLC (“HCFP”) or another broker/dealer mutually agreed upon by HCFP and the Purchasers (in any case, the “Broker”) to purchase for the Purchasers’ accounts during the period commencing five business days after the Company files a preliminary proxy statement (the “Preliminary Proxy Statement”) seeking approval of the holders of its Class B common stock, par value $.0001 per share, of its initial business combination (herein referred to as a “Business Combination”) and ending 30 days thereafter (the “Purchase Period”) up to $15,000,000 of Units (the “Maximum Stock Purchase”). Any purchases made under this letter agreement shall be made on behalf of the Purchasers in the percentages (the “Maximum Stock Purchase Percentage”) set forth on Schedule A hereto; provided, however, that in the event that one or more Purchasers fails to satisfy his obligations under this Agreement (each such Purchaser shall be referred to as a “Defaulting Purchaser”), each other Purchaser(s)’ (the “Remaining Purchasers”) Maximum Stock Purchase Percentage shall increase on the same percentage basis necessary to satisfy the Maximum Stock Purchase.

Each Purchaser further agrees that this letter agreement constitutes an irrevocable limit order to satisfy the Maximum Stock Purchase at prices not to exceed $10.65. The Purchasers shall deposit the funds and/or marketable securities that are fully marginable under applicable federal securities laws which are necessary to satisfy the Maximum Stock Purchase in the percentages set forth on Schedule A (including through the use of margin) in an account designated by the Broker prior to the Company's filing the Preliminary Proxy Statement and agrees to provide to HCFP until such time, on a monthly basis, statements confirming that the Purchasers have sufficient funds necessary to satisfy the Maximum Stock Purchase. In the event that a Purchaser’s Maximum Stock Purchase Percentage increases, the Remaining Purchasers shall promptly, upon written notice from HCFP, deposit such additional funds necessary to satisfy its increased Maximum Stock Purchase obligation under this letter agreement.

HCFP/Brenner Securities LLC
Page -2-
February 27, 2007

The Broker agrees to fill such order in such amounts and at such times and prices, in accordance with the foregoing instructions, as it may determine, in its sole discretion, during the Purchase Period, subject to the limitations of Rule 10b-18 promulgated under the Exchange Act. Accordingly, only purchases permitted by Rule 10b-18 will be made, and all purchases shall be executed in the Broker's normal fashion and pursuant to applicable regulation by the SEC and NASD. The Broker further agrees that it will not charge the Purchasers any fees and/or commissions with respect to such purchases.

Each Purchaser agrees that he shall not sell or transfer any shares of Common Stock purchased hereunder until the end of the Business Combination Period (as defined in the Company’s Certificate of Incorporation as will be in effect on the date the Company’s initial public offering is consummated).

Each Purchaser understands that he shall be responsible to arrange for any filings that may be required under applicable law (e.g., Schedule 13D, and Forms 4 and 5). Accordingly, the Broker will provide copies of confirmations of transactions pursuant to this letter within 24 hours of each transaction to the undersigned and any other designated person to facilitate the Purchaser's reporting obligations under applicable law.

Each Purchaser represents and warrants that (i) the Purchaser is not presently aware of any material nonpublic information regarding the Company or its securities, and (ii) the Purchaser is currently able to enter into this letter agreement. Each Purchaser covenants that the Purchaser will not discuss or otherwise disclose material nonpublic information to the Broker's personnel responsible for carrying out this purchase obligation during the Purchase Period.

Each Purchaser may notify the Broker that all or part of the Purchaser Maximum Stock Purchase will be made by an affiliate or affiliates of the undersigned (or other persons or entities introduced to the Broker by the Purchaser (a “Designee(s)”)) who (or which) will have an account at the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate(s) or Designee(s); provided, however, that the Purchaser hereby agrees to make payment of the purchase price of such purchases in the event that the affiliate(s) or Designee(s) fail to make such payment.

The Company is unaware, without any inquiry or responsibility to make any inquiry, of any other legal, contractual or regulatory restrictions applicable to the Purchaser as of the date of hereof that would prohibit the Purchaser from entering into this letter or making any purchase pursuant to the instructions provided herein.

HCFP/Brenner Securities LLC
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February 27, 2007

This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This letter agreement may be executed in one or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

Very truly yours,

_________________________
Gary Engle

_________________________
James Coyne

_________________________
Milton Walters

_________________________
Jonathan Davidson

_________________________
Brian Kaufman

SCHEDULE A

Gary D. Engle	38.7150%
James A. Coyne	24.3822%
Milton J. Walters	24.3822%
Brian Kaufman	6.2603%
Jonathan Davidson	6.2603%